EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of General Instrument Corporation on Form S-8 of the reports of Deloitte & Touche dated February 1, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of General Instrument Corporation for the year ended December 31, 1993 and to the reference to Deloitte &
Touche LLP as experts in  Part II, Item 3 of this Registration
Statement.


/s/Deloitte & Touche LLP
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Deloitte & Touche LLP
Parsippany, New Jersey

February 15, 1995